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                                                                    Exhibit 99.3


                          STOCKHOLDER VOTING AGREEMENT
                          ----------------------------

     THIS STOCKHOLDER VOTING AGREEMENT (this "AGREEMENT") is made and entered into as of February 6, 2000, by and between Akamai Technologies, Inc., a Delaware corporation ("PARENT"), and the undersigned (the "STOCKHOLDER").

     WHEREAS, the Stockholder desires that Parent, Alii Merger Corporation, a wholly owned subsidiary of Parent ("SUB"), and InterVU Inc., a Delaware corporation ("COMPANY") enter into an Agreement and Plan of Merger dated the date hereof (as the same may be amended or supplemented, the "MERGER AGREEMENT") with respect to the merger of Sub with and into Company (the "MERGER"); and

     WHEREAS, the Stockholder is executing this Agreement as an inducement to Parent to enter into and execute, and to cause Sub to enter into and execute, the Merger Agreement;

     NOW, THEREFORE, in consideration of the execution and delivery by Parent and Sub of the Merger Agreement and the mutual covenants, conditions and agreements contained herein and therein, the parties agree as follows:

     1. Representations and Warranties. The Stockholder represents and warrants to Parent as follows:

          (a) The Stockholder is the record and beneficial owner of the number of shares (such "STOCKHOLDER'S SHARES") of common stock, $.001 par value, of Company ("COMPANY COMMON STOCK"), Series G convertible preferred stock, $.001 par value, of Company ("COMPANY SERIES G STOCK"), and Series H convertible preferred stock, $.001 par value, of Company ("COMPANY SERIES H Stock" and, together with the Company Common Stock and Company Series G Stock, the "COMPANY STOCK") set forth below such Stockholder's name on the signature page hereof. Except for the Stockholder's Shares and any other shares of Company Stock subject hereto, the Stockholder is not the record or beneficial owner of any shares of Company Stock. This Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Stockholder, enforceable in accordance with its terms.

          (b) Neither the execution and delivery of this Agreement nor the consummation by the Stockholder of the transactions contemplated hereby will result in a violation of, or a default under, or conflict with, any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which the Stockholder is a party or bound or to which the Stockholder's Shares are subject. If the Stockholder is married and the Stockholder's Shares constitute community property, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Stockholder's spouse, enforceable against such person in accordance with its terms. Consummation by the Stockholder of the transactions contemplated hereby will not violate, or require any consent, approval, or notice under,


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     any provision of any judgment, order, decree, statute, law, rule or regulation applicable to the Stockholder or the Stockholder's Shares.

          (c) The Stockholder's Shares and the certificates representing such Shares are now, and at all times during the term hereof will be, held by the Stockholder, or by a nominee or custodian for the benefit of such Stockholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder.

          (d) No broker, investment banker, financial adviser or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Stockholder.

          (e) The Stockholder understands and acknowledges that Parent is entering into, and causing Sub to enter into, the Merger Agreement in reliance upon the Stockholder's execution and delivery of this Agreement. The Stockholder acknowledges that the irrevocable proxy set forth in
     Section 4 is granted in consideration for the execution and delivery of the Merger Agreement by Parent and Sub.

     2.   Voting Agreements.

          (a) The Stockholder agrees with, and covenants to, Parent that, at any meeting of stockholders of Company called to vote upon the Merger and the Merger Agreement or at any adjournment thereof or in any other circumstances upon which a vote with respect to the Merger and the Merger Agreement is sought (the "STOCKHOLDERS' MEETING"), the Stockholder shall appear, or cause the holder of record on any applicable record date (the "RECORD HOLDER") to appear, for the purpose of obtaining a quorum at the Stockholders' Meeting, and vote (or cause the Record Holder to vote) the Stockholder's Shares in favor of the Merger, the adoption of the Merger Agreement, and the approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement, provided that the terms of the Merger Agreement shall not have been amended to reduce the consideration payable in the Merger to a lesser amount of Parent Common Stock.

          (b) At any meeting of stockholders of Company or at any adjournment thereof or in any other circumstances upon which their vote is sought, the Stockholder shall vote (or cause to be voted) such Stockholder's Shares against (i) any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by Company or (ii) any amendment of Company's Certificate of Incorporation or Bylaws or other proposal or transaction involving Company or any of its subsidiaries which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement (each of the foregoing in clause (i) or (ii) above, a "COMPETING TRANSACTION").


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     3.   Covenants. The Stockholder agrees with, and covenants to, Parent as follows:

          (a) If the Merger is consummated, the Stockholder's Shares shall, pursuant to the terms of the Merger Agreement, be exchanged for the consideration provided in the Merger Agreement. The Stockholder hereby waives any rights of appraisal, or rights to dissent from the Merger, that such Stockholder may have.

          (b) The Stockholder shall not, nor shall it permit any investment banker, attorney or other adviser or representative of the Stockholder to, directly or indirectly, (i) solicit, initiate or encourage the submission of, any takeover proposal or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any takeover proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by an investment banker, attorney or other adviser or representative of the Stockholder, whether or not such person is purporting to act on behalf of the Stockholder or otherwise, shall be deemed to be in violation of this Section 3(b) by the Stockholder. For all purposes hereof, "takeover proposal" means any proposal for a merger or other business combination involving Company or any of its subsidiaries or any proposal or offer to acquire in any manner, directly or indirectly, an equity interest in any voting securities of, or a substantial portion of the assets of Company or any of its subsidiaries, other than the Merger and the other transactions contemplated by the Merger Agreement. Notwithstanding the foregoing, no Stockholder who is or becomes (during the term hereof) a director or officer of Company makes any agreement or understanding herein in his or her capacity as such director or officer, and nothing herein will limit or affect, or give rise to any liability to Stockholder by virtue of, any actions taken by Stockholder in his or her capacity as an officer or director of Company in exercising its rights under the Merger Agreement.

          (c) The Stockholder shall not (i) transfer (which term shall include, without limitation, for the purposes of this Agreement, any sale, gift, pledge or other disposition), or consent to any transfer of, any or all of the Stockholder's Shares or any interest therein, except pursuant to the Merger; (ii) enter into any contract, option or other agreement or understanding with respect to any transfer of any or all of such Shares or any interest therein, (iii) grant any proxy, power of attorney or other authorization in or with respect to such Shares, except for this Agreement, or (iv) deposit such Shares into a voting trust or enter into a voting agreement or arrangement with respect to such Shares; provided, that the Stockholder may transfer (as defined above) any of the Stockholder's Shares to any other person who is on the date hereof, or to any family member of a person or charitable institution which prior to the Stockholders' Meeting and prior to such transfer becomes, a party to this Agreement bound by all the obligations of the "Stockholder" hereunder.

          (d) The Stockholder further agrees that the Stockholder will not sell, pledge, transfer, or otherwise dispose of his interests in, or engage in any hedging transactions


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     relative to, (each a "TRANSFER") any shares of Parent Common Stock to be received by the Stockholder pursuant to the Merger ("STOCKHOLDER'S PARENT SHARES") except as follows:

     (i) an aggregate of 25% of the Stockholder's Parent Shares may be Transferred at any time from and after the date on which the Merger becomes effective (the "Effective Date")

     (ii) an additional 25% of the Stockholder's Parent Shares, for an aggregate of 50% of the Stockholder's Parent Shares, may be Transferred at any time from and after the date that is 60 days after the Effective Date;

     (iii) an additional 25% of the Stockholder's Parent Shares, for an aggregate of 75% of the Stockholder's Parent Shares, may be Transferred at any time from and after the date that is 90 days after the Effective Date; and

     (iv) an additional 25% of the Stockholder's Parent Shares, or all of the Stockholder's Parent Shares, may be Transferred at any time from and after the date that is 120 days after the Effective Date.

     4.   Grant of Irrevocable Proxy; Appointment of Proxy.

          (a) The Stockholder hereby irrevocably grants to, and appoints, Parent and Sub, and each of them individually, the Stockholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of the Stockholder, to vote the Stockholder's Shares at any meeting of stockholders of Company (i) in favor of the Merger, the execution and delivery of the Merger Agreement and approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement, provided that the terms of the Merger Agreement shall not have been amended to reduce the consideration payable in the Merger to a lesser amount of Parent Common Stock, and (ii) against any Competing Transaction.

          (b) The Stockholder represents that any proxies heretofore given in respect of the Stockholder's shares are not irrevocable, and that any such proxies are hereby revoked.

          (c) The Stockholder hereby affirms that the irrevocable proxy set forth in this Section 4 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of the Stockholder under this Agreement. The Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. The Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212(e) of the Delaware General Corporation Law.

     5. Certain Events. The Stockholder agrees that this Agreement and the obligations hereunder shall attach to the Stockholder's Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or


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otherwise, including without limitation the Stockholder's successors or assigns.
The Stockholder agrees that, in the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of Company affecting the Company Stock, or the acquisition of additional shares of Company Stock or other voting securities of Company by the Stockholder, the number of Shares subject to the terms of this Agreement shall be adjusted appropriately and this Agreement and the obligations hereunder shall apply to any additional shares of Company Stock or other voting securities of Company issued to or acquired by the Stockholder.

     6.   Further Assurances; Stop Transfer; Legends.

          (a) The Stockholder shall, upon request and expense of Parent, execute and deliver any additional documents and take such further actions as may reasonably be deemed by Parent to be necessary or desirable to carry out the provisions hereof and to vest the power to vote such Stockholder's Shares as contemplated by Section 4 in Parent.

          (b) The Stockholder understands and agrees that stop transfer instructions will be given to the transfer agent for the Company Capital Stock with respect to shares of the Company Capital Stock now owned or hereafter acquired by the Stockholder and that there will be placed on the certificates representing such shares of Company Capital Stock, and any shares issued in substitution thereof, a legend stating in substance as follows:

     "These shares may be transferred only in accordance with the terms of a Stockholder Voting Agreement between the original holder of such shares and Akamai Technologies, Inc., a copy of which agreement is on file at the principal offices of InterVU Inc."

          (c) The Stockholder understands and agrees that stop transfer instructions will be given to the transfer agent for the Parent Common Stock with respect to shares of the Parent Common Stock issued to Stockholder pursuant to the Merger and that there will be placed on the certificates representing such shares of Parent Common Stock, and any shares issued in substitution thereof, a legend stating in substance as follows:

     "These shares may be transferred only in accordance with the terms of a Stockholder Voting Agreement between the original holder of such shares and Akamai Technologies, Inc., a copy of which agreement is on file at the principal offices of InterVU Inc."

     7. Termination. This Agreement, and all rights and obligations of the parties hereunder, shall terminate upon the first to occur of (i) the Effective Time of the Merger or (ii) the date upon which the Merger Agreement is terminated in accordance with its terms; provided, that the provisions of Sections 3(d) and 6(c) shall remain in full force and effect from and after the Effective Time of the Merger for the period provided in Section 3(d). Upon such termination, no party shall have any further obligations or liabilities hereunder, provided that no such termination shall relieve any party from liability for any breach of this Agreement prior to such termination.


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     8.   Miscellaneous.

          (a) Capitalized terms used and not otherwise defined in this Agreement shall have the respective meanings assigned to them in the Merger Agreement.

          (b) All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice): (i) if to Parent, to the address provided in the Merger Agreement; and (ii) if to the Stockholder; to its address shown below its signature on the last page hereof.

          (c) The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          (d) This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement.

          (e) This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

          (f) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

          (g) Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties without the prior written consent of the other parties. Any assignment in violation of the foregoing shall be void.

          (h) The Stockholder agrees that irreparable damage would occur and that Parent would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that Parent shall be entitled to an injunction or injunctions to prevent breaches by the Stockholder of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

          (i) If any term, provision, covenant or restriction herein, or the application thereof to any circumstance, shall, to any extent, be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions herein and the application thereof to any other circumstances, shall remain in full force and effect, shall not in any way be affected, impaired or invalidated, and shall be enforced to the fullest extent permitted by law.


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          (j)  Nothing contained in this Agreement shall be deemed to vest in
Parent or Sub any direct or indirect ownership or incidence of ownership of or with respect to any of the Stockholder's Shares. All rights, ownership and economic benefits of and relating to the Stockholder's Shares shall remain and belong to the Stockholder, and neither Parent nor Sub shall have any authority to manage, direct, superintend, restrict, regulate, govern, or administer any of the policies or operations of Company or exercise any power or authority to direct the Stockholder in the voting of any of the Stockholder's Shares, except as otherwise provided herein, or the performance of Stockholder's duties or responsibilities as a stockholder of Company.


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          (k)  No amendment, modification or waiver in respect of this Agreement shall be effective against any party unless it shall be in writing and signed by such party.

     IN WITNESS WHEREOF, the undersigned parties have executed and delivered this Stockholders Agreement as of the day and year first above written.

                                            AKAMAI Technologies, Inc.


                                            By: /s/ Paul Sagan
                                               ------------------------------
                                                  President

                                            STOCKHOLDER:


                                            _________________________________
                                            Name:____________________________
                                            Address:_________________________
                                                    _________________________
                                            Number of Shares
                                            of Company Stock
                                            Beneficially Owned:______________


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          (k)  No amendment, modification or waiver in respect of this Agreement shall be effective against any party unless it shall be in writing and signed by such party.

     IN WITNESS WHEREOF, the undersigned parties have executed and delivered this Stockholders Agreement as of the day and year first above written.

                                            AKAMAI Technologies, Inc.


                                            By:
                                               ------------------------------
                                                  President

                                            STOCKHOLDER:


                                            /s/ Harry Gruber
                                            ---------------------------------
                                            Name:____________________________
                                            Address:_________________________
                                                    _________________________
                                            Number of Shares
                                            of Company Stock
                                            Beneficially Owned:______________



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          (k)  No amendment, modification or waiver in respect of this Agreement shall be effective against any party unless it shall be in writing and signed by such party.

     IN WITNESS WHEREOF, the undersigned parties have executed and delivered this Stockholders Agreement as of the day and year first above written.

                                            AKAMAI Technologies, Inc.


                                            By:
                                               ------------------------------
                                                  President

                                            STOCKHOLDER:


                                            /s/ Brian Kenner
                                            ---------------------------------
                                            Name: Brian Kenner
                                                 ----------------------------
                                            Address: 1403 Walnutcreek Drive
                                                    -------------------------
                                                     Enchiritas, CA 92024
                                                    -------------------------
                                            Number of Shares
                                            of Company Stock
                                            Beneficially Owned:______________

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          (k)  No amendment, modification or waiver in respect of this Agreement shall be effective against any party unless it shall be in writing and signed by such party.

     IN WITNESS WHEREOF, the undersigned parties have executed and delivered this Stockholders Agreement as of the day and year first above written.

                                            AKAMAI Technologies, Inc.


                                            By:
                                               ------------------------------
                                                  President

                                            STOCKHOLDER:


                                            /s/ Isaac Willis, M.D.
                                            ---------------------------------
                                            Name: Isaac Willis, M.D.
                                                 ----------------------------
                                            Address: 1141 Regency Road
                                                    -------------------------
                                                     Atlanta, GA 30327-2719
                                                    -------------------------
                                            Number of Shares
                                            of Company Stock
                                            Beneficially Owned:______________